EXHIBIT  23.2




                             Michael S. Krome, Esq.
                                 Attorney-at-Law
                                  8 Teak Court
                           Lake Grove, New York  11755
                                 (631) 737-8381


                                        June  8,  2004


U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  Telecommunication  Products  Inc  -  Form  S-8  POS

Dear  Sir/Madame:

I have acted as counsel to Telecommunication Products Inc, a Colorado corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of 40,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Non- Employee Directors and Consultants Retainer Stock Plan (Amendment No. 2). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,
                                       /s/  Michael  s.  Krome
                                       -----------------------